EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
To the Trustees and Shareholders of
Phoenix Investment Trust 97:

In planning and performing our audit of the financial statements of the Phoenix-Hollister Small Cap Value Fund and the Phoenix-Hollister Value Equity Fund (constituting the Phoenix Investment Trust 97, hereinafter referred to as the "Trust") for the year ended August 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of August 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PRICEWATERHOUSECOOPERS LLP
October 12, 2000





EXHIBIT B:
RESULTS OF SHAREHOLDER MEETING (Unaudited)

A special meeting of Shareholders of Phoenix Investment
Trust 97 was held on May 16, 2000 to approve the following matters:

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares

2. Approve a new Rule 12b-1 Distribution Plan for Class C Shares

On the record date for these meetings, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES                     SHARES            PERCENTAGE
                                 OUTSTANDING       PRESENT BY PROXY
Phoenix-Hollister Small Cap
  Value Fund Class B               1,140,933          50.65%

Phoenix-Hollister Small Cap
 Value Fund Class C                1,128,322          50.11%

Phoenix-Hollister Value
 Equity Fund Class B              1,980,814           73.66%

Phoenix-Hollister Value Equity
 Fund Class C                       794,183           54.68%



NUMBER OF VOTES                    FOR       AGAINST     ABSTAIN

1. APPROVE A NEW RULE 12B-1 DISTRIBUTION PLAN FOR CLASS B SHARES

Phoenix-Hollister Small Cap
  Value Fund Class B             499,278      26,551      52,009

Phoenix-Hollister Value
  Equity Fund Class B          1,442,619       2,676      13,745


2.  APPROVE A NEW RULE 12B-1  DISTRIBUTION PLAN FOR CLASS C SHARES

Phoenix-Hollister Small Cap
 Value Fund Class C              520,939      23,766      20,739

Phoenix-Hollister Value
 Equity Fund Class C             389,575      18,042      26,635